                                                             Exhibit 99(a)
                                                            ---------------
                                                             (Page 1 of 9)

MCI NET INCOME INCREASES MORE THAN 30 PERCENT IN 1994



        WASHINGTON, D.C., January 26, 1995 -- MCI (NASDAQ:MCIC) today reported 1994 revenue increased $1.4 billion to a record high $13.3 billion. Reflecting the company's emphasis on higher margin products, MCI generated net income of $887 million with earnings per share climbing to $1.47, excluding one-time charges. Traffic increased 12 percent over 1993.


ANNUAL 1994 RESULTS

     o MCI reported its revenue increased to $13.3 billion, nearly 12 percent over 1993 revenue of $11.9 billion. Including one-time charges, reported net income increased to $795 million, more than 36 percent over 1993 net income of $582 million. On that basis, earnings per share increased to $1.32, a 27 percent increase over 1993 reported earnings per share of $1.04.

     o Excluding one-time charges in both years, annual net income was $887 million or $1.47 per share in 1994 versus net income of $719 million or $1.28 per share in 1993.

                                                                Exhibit 99(a)
                                                               --------------
                                                                (Page 2 of 9)
FOURTH QUARTER 1994 RESULTS
     o MCI reported revenue of $3.4 billion, an increase of $272 million or nearly nine percent over the fourth quarter of 1993.
Reported net income increased to $151 million, more than 41 percent above the year-ago figure of $107 million. Earnings per share increased to 22 cents, a more than 22 percent increase over the 18 cents for the year-ago period.

     o Excluding one-time charges in both years, fourth quarter net income was $243 million or 35 cents per share in the quarter versus $199 million or 34 cents per share in the year-ago quarter.
Traffic for the quarter was nearly 8 percent over the year-ago quarter.

       The one-time items in the fourth quarter of 1994 included a previously announced $25 million charge for settlement of certain 900 number lawsuits and a $70 million incremental start-up cost associated with the launch of networkMCI BUSINESS. MCI also took a $63 million depreciation charge mainly to recognize the reduced utility of older asynchronous transmission equipment.
MCI has accelerated its deployment of SONET or synchronous optical network transmission technology throughout its domestic network. SONET technology provides the highest levels of network reliability, performance and efficiency.


                                                                Exhibit 99(a)
                                                                --------------
                                                                (Page 3 of 9)

 Additionally, MCI recorded a $10 million gain on the saleof its 24.5 percent ownership in AAP Telecommunications, a leading long distance provider in Australia.
        "MCI had a good year in 1994," said Bert C. Roberts, Jr., MCI chairman and CEO. "The company grew revenue, net income and profitability while moving into new, high-margin industry segments including software, electronic information and local services. MCI is well positioned to compete in the new age of communications and information."
        New services, initiatives and growth in the business, consumer and global markets drove 1994 results, the company said.
        In the business market, MCI continued to grow its share of the 800, international, data and carrier markets, MCI said. Proof Positive, MCI's program for ensuring its business customers are saving money with the appropriate plan, resulted in both record customer satisfaction and retention levels during 1994.
        During 1994, MCI also aggressively moved to provide a portfolio of integrated services to businesses, introducing networkMCI BUSINESS, the industry's first communications software package for business that combines electronic mail, information services, collaborative work, Internet access and electronic shopping.



                                                                Exhibit 99(a)
                                                                --------------
                                                                (Page 4 or 9)

        In January of this year, recognizing increased competitive pressure during late 1994, MCI introduced Friends & Family Connections, which delivers innovative products and services as well as re-establishes MCI's savings position in the consumer market, the company said.
     With Friends & Family Connections, MCI is the first long distance carrier to offer an integrated and economical portfolio of communications services that packages long distance, electronic mail, paging, personal 800 numbers and calling card services. Also during 1994, 1-800-COLLECT continued with strong growth in the lucrative collect calling market, MCI said.
        In the global market, MCI formally completed its worldwide alliance with British Telecommunications, plc. (BT), with BT purchasing 20 percent of MCI for $4.3 billion. Concert, the joint venture company formed by MCI and BT in June to provide worldwide services for multinational customers, is creating the world's most ubiquitous advanced network and will connect more than 5,000 network access points in 55 countries by early 1995. According to industry analysts, Concert puts MCI and BT a full year ahead of the competition to provide global communications services.



                                                                Exhibit 99(a)
                                                               --------------
                                                                (Page 5 of 9)

        In North America, MCI and Grupo Financiero
Banamex-Accival (Banacci), Mexico's largest financial group, launched AVANTEL, a joint venture incorporated to provide competitive long distance services in Mexico. After receipt of a license to provide competitive long distance services in Mexico, expected in mid-1995, the joint venture expects to commence construction of a fiber-optic network connecting the Mexican cities of Mexico City, Monterrey and Guadalajara, thus allowing MCI to complete the first integrated North American network.
        To compete in the $90 billion local exchange market, MCI formed a wholly-owned local access subsidiary, MCI Metro. MCI Metro has turned up local networks in Atlanta, Boston, Dallas, Los Angeles and Washington, D.C. By the end of 1995, MCI Metro plans to have operational networks in more than 20 major U.S. cities. MCI has committed $500 million to MCI Metro during 1995.
        During 1994, MCI's all-digital network, the second largest in the world, surpassed 36,000 route miles, representing nearly 4.7 billion capacity circuit miles. SONET transmission technology is being deployed throughout MCI's domestic network and will be operational on new international routes by year-end 1995. MCI is using SONET technology to speed the availability of high-speed multimedia applications and information services.
The network today represents a gross investment of more than $10 billion by MCI.

                                                                Exhibit 99(a)
                                                                -------------
                                                                (Page 6 of 9)

      MCI, headquartered in Washington, D.C., has grown from its core long distance business to become the world's third largest carrier of international calling and a premier provider of data communications over the vast Internet computer network. The company today provides a wide array of consumer and business long distance and local services, data and video communications, on-line information, electronic mail, network management services and communications software.



                                                                Exhibit 99(a)
                                                               --------------
                                                                (Page 7 of 9)
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                                 INCOME STATEMENT
                                  (NASDAQ: MCIC)
                               FOURTH QUARTER, 1994

                                          Three months         Twelve months
                                             ended                 ended
                                          December 31,         December 31,
                                         (unaudited)            (unaudited)
                                         --------------        --------------
                                         1994      1993        1994      1993
                                         ----      ----        ----      ----
                                                (In millions, except
                                                per share amounts)

Revenue                               $3,400    $3,128     $13,338   $11,921

Operating expenses:
 Telecommunications                    1,764     1,659       6,916     6,373
 Sales, operations and general           999       992       3,790     3,310
 Depreciation                            358       256       1,176       970
                                      ------    ------     -------   -------
  Total operating expenses             3,121     2,907      11,882    10,653
                                      ------    ------     -------   -------
Income from operations                   279       221       1,456     1,268

Interest expense                         (39)      (33)       (153)     (178)
Interest income                           47         1          50         8
Other expense, net                       (44)      (15)        (73)      (53)
                                      ------    ------      ------    ------
Income before income taxes and
  extraordinary item                     243       174       1,280     1,045

Income tax provision                      92        67         485       418
                                      ------    ------      ------    ------
Income before extraordinary item         151       107         795       627

Extraordinary loss on early debt
  retirement, less applicable
  income tax benefit                       0         0           0        45
                                      ------    ------      ------    ------
Net income                            $  151    $  107      $  795    $  582
                                      ------    ------      ------    ------

Dividends on preferred stock               0         0           1         1
                                      ------    ------      ------    ------
Earnings applicable to common
  stockholders                        $  151    $  107      $  794    $  581
                                      ======    ======      ======    ======
Earnings per common and common
  equivalent shares:
    Income before extraordinary item  $  .22    $  .18     $  1.32    $ 1.12
    Income after extraordinary item   $  .22    $  .18     $  1.32    $ 1.04


Weighted average number of shares        685       581         604       562

                                                                Exhibit 99(a)
                                                               --------------
                                                                (Page 8 of 9)
                                   ATTACHMENT A
                 MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                                  (NASDAQ: MCIC)
                               FOURTH QUARTER, 1994


                                   Three months ended     Twelve months ended
                                      December 31,           December 31,
                                        (unaudited)             (unaudited)
                                  --------------------------------------------
                                                   %                      %
                                   1994    1993  Change   1994    1993  Change
                                  --------------------------------------------
                           (In millions, except per share amounts and % change)

Revenue                           $3,400  $3,128   8.7% $13,338 $11,921  11.9%

Net Income                        $  151  $  107  41.1% $   795  $  582  36.6%

Dividends on preferred stock           0       0              1       1

Earnings applicable to common
 stockholders                     $  151  $  107  41.1% $   794  $  581  36.7%


Earnings per common and common
 equivalent shares:
 Income before extraordinary item $  .22  $  .18  22.2%  $ 1.32  $ 1.12  17.9%
 Income after extraordinary item  $  .22  $  .18  22.2%  $ 1.32  $ 1.04  26.9%

Weighted average number of shares    685     581            604     562



Traffic Growth                                     7.9%                  12.0%


                                                                Exhibit 99(a)
                                                                -------------
                                                                (Page 9 of 9)
              MCI COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                                BALANCE SHEET
                                (NASDAQ: MCIC)
                          DECEMBER 31, 1994 AND 1993
 (In millions)                   (unaudited)
ASSETS                                              1994      1993
                                                    ----      ----
CURRENT ASSETS
Cash and cash equivalents                      $   1,429   $   165
Marketable securities                                839         -
Receivables, net                                   2,266     2,131
Other current assets                                 354       305
                                                  ------    ------
  TOTAL CURRENT ASSETS                             4,888     2,601
                                                  ------    ------
COMMUNICATIONS SYSTEM
System in service                                  9,766     8,563
Other property and equipment                       2,452     2,172
                                                  ------    ------
  TOTAL COMMUNICATIONS SYSTEM IN SERVICE          12,218    10,735
Accumulated depreciation                          (4,349)   (4,297)
Construction in progress                           1,190       883
                                                  ------    ------
  TOTAL COMMUNICATIONS SYSTEM, NET                 9,059     7,321
                                                  ------    ------
OTHER ASSETS
Goodwill                                           1,103     1,093
Noncurrent marketable securities                     824         -
Investment in affiliates                             199        30
Other assets and deferred charges, net               293       231
                                                  ------    ------
  TOTAL OTHER ASSETS                               2,419     1,354
                                                  ------    ------
  TOTAL ASSETS                                   $16,366   $11,276
                                                 =======   =======
 LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES
Accrued telecommunications expense               $ 1,505    $1,507
Accounts payable and other accrued liabilities     1,502     1,479
Long-term debt due within one year                   130       215
                                                  ------    ------
  TOTAL CURRENT LIABILITIES                        3,137     3,201
                                                  ------    ------
NONCURRENT LIABILITIES
Long-term debt                                     2,997     2,366
Deferred taxes and other                           1,228       996
                                                  ------   -------
  TOTAL NONCURRENT LIABILITIES                     4,225     3,362
                                                  ------   -------
STOCKHOLDERS' EQUITY
Preferred Stock, Series D                              -         1
Class A common stock                                  14         -
Common stock                                          60        60
Additional paid in capital                         6,227     2,493
Retained earnings                                  3,548     2,785
Treasury stock at cost                              (845)     (626)
                                                  ------   -------
  TOTAL STOCKHOLDERS' EQUITY                       9,004     4,713
                                                  ------   -------
 TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY      $16,366   $11,276
                                                  ======    ======